UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2025

PROCEPT BIOROBOTICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40797	26-0199180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
150 Baytech Drive
San Jose, California 95134
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 232-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	PRCT	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition
On July 24, 2025, PROCEPT BioRobotics Corporation (the "Company") issued a press release announcing its estimated revenue for the quarter ended June 30, 2025. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Larry L. Wood as President and Chief Executive Officer

On July 23, 2025, the Company appointed Larry L. Wood, 59, as President and Chief Executive Officer of the Company, effective as of September 2, 2025 (the “Effective Date”). Mr. Wood will also serve as the Company’s principal executive officer. Mr. Wood will also continue to serve as a Class I director of the Board of Directors of the Company (the “Board”).

As of the close of business on September 1, 2025, Reza Zadno will step down from his roles as the Company’s President, Chief Executive Officer, principal executive officer and member of the Board. Dr. Zadno will transition to a consulting role with the Company. Dr. Zadno’s departure is not the result of any disagreement between him and the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Wood’s appointment follows an extensive and coordinated succession search process overseen by the Board with the assistance of a leading external search firm. During this process, the Board evaluated numerous high-quality candidates.

Mr. Wood has served as a member of the Company’s Board since April 2024. Since February 2007, Mr. Wood has been Corporate Vice President, Transcatheter Aortic Valve Replacement, and since 2023, as Group President for Surgical Structural Heart, at Edwards Lifesciences Corporation, a global leader in patient-focused medical innovations for structural heart disease and critical care and surgical monitoring. Mr. Wood has more than 40 years of experience in the medical technology industry at both Edwards Lifesciences Corporation and Baxter Healthcare Corporation in positions including manufacturing management, regulatory affairs and strategic and clinical marketing, primarily for the surgical heart valve therapy business. Mr. Wood received an M.B.A. from Pepperdine Graziadio Business School.

There are no arrangements or understandings between Mr. Wood and any person pursuant to which Mr. Wood was selected as an officer or director, and no family relationships exist between Mr. Wood and any director or executive officer of the Company. Mr. Wood is not a party to any transaction to which the Company is or was a participant and in which Mr. Wood has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Wood

On July23, 2025, the Company and Mr. Wood entered into an employment agreement (the “Employment Agreement”) in respect of his service as President and Chief Executive Officer. Under the Employment Agreement, Mr. Wood will receive an initial base salary of $925,000, a target annual bonus opportunity of 100% of base salary (pro-rated for calendar year 2025) and a sign on bonus of $1,700,000 which is intended to capture his foregone bonus at his previous employer as well as certain estimated housing and commuting expenses. Mr. Wood will also be eligible to participate in the Company’s employee benefit plans and programs applicable to executives and other employees of the Company, as may be in effect from time to time.

In consideration of certain unvested equity awards forfeited from his previous employer, Mr. Wood will receive a one-time award of restricted stock units with a target grant value of approximately $7,500,000 (the “Buy-Out RSUs”), which will vest as to one-fourth (1/4th) of the Buy-Out RSUs on the first anniversary of his employment commencement date and thereafter as to one twelfth (1/12th) of the remaining Buy-Out RSUs on each three-month anniversary date thereafter, subject to his continuous service through each vesting date. Mr. Wood will also receive (i) a new-hire award of stock options with a target grant value of approximately $7,500,000, which will vest as to one-fourth (1/4th) of the shares subject to the stock options on the first anniversary of his employment commencement date, and as to one-forty eighth (1/48th) of the shares on each one-month anniversary thereafter, subject to his continuous service through each vesting date; and (ii) a new hire award of performance stock units with a target grant value of $3,000,000. The performance stock units are intended to be granted in the first quarter of calendar year 2026 and will be earned based on a pre-established formula on the same terms and conditions as performance stock unit awards to be granted to the Company’s other executives.

Upon a termination of Mr. Wood’s employment without cause or by Mr. Wood with good reason, other than in connection with a change in control, Mr. Wood will be entitled to receive: (i) an amount equal to one and one-half times the sum of his base salary, paid as a lump sum; (ii) continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for up to eighteen (18) months following termination; and (iii) accelerated vesting of the Buy-Out RSUs. All other unvested equity awards will be forfeited.

Upon a termination of Mr. Wood’s employment without cause, or by Mr. Wood with good reason, in each case within three (3) months prior to or twelve (12) months following a change in control, Mr. Wood will be entitled to receive: (i) a lump sum amount equal to three times the sum of his base salary and target annual bonus opportunity; (ii) continued COBRA coverage for up to 36 months following termination; and (iii) accelerated vesting of all unvested equity awards, with attainment of any performance conditions under the performance stock units determined at not less than target performance and otherwise in accordance with the applicable award agreements.

Severance benefits are subject to Mr. Wood’s execution and non-revocation of a separation and general release and continued compliance with certain obligations to the Company. Mr. Wood will also be bound by the terms of the Company’s Confidential Information and Invention Assignment Agreement, which contains perpetual confidentiality and a non-solicitation covenant that will extend for one-year following the termination of employment with the Company.

The above description of the Employment Agreement is qualified in its entirety by reference to the terms of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Transition Consulting and Retirement Agreement with Dr. Zadno

On July 23, 2025, the Company also entered into a transition consulting and retirement agreement with Dr. Zadno (the “Consulting Agreement”) whereby Dr. Zadno will serve as an advisor to the Company for a period of up to eighteen (18) months (the “Consulting Period”). During the Consulting Period, Dr. Zadno’s outstanding equity awards will continue to vest in accordance with their terms. Dr. Zadno will receive severance benefits of 12 months of his base salary, paid as a lump sum, and COBRA continuation for up to 12 months, consistent with the terms of his Change of Control and Severance Agreement with the Company, as well as a pro-rated target bonus for calendar year 2025. Dr. Zadno’s 2025 equity awards will be subject to accelerated vesting in accordance with the terms of a qualifying retirement, with any performance stock units vesting based on actual performance as of the end of the performance period.

The above description of the Consulting Agreement is qualified in its entirety by reference to the terms of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
A copy of the Company’s press release relating to the announcement of Mr. Wood’s succession of Dr. Zadno as the Company’s Chief Executive Officer and President, dated July 24, 2025, is furnished as Exhibit 99.1 to this Form 8-K.

The information included under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, dated July 23, 2025, by and between the Registrant and Larry L. Wood
10.2	Transition Consulting and Retirement Agreement, dated July 23, 2025, by and between the Registrant and Reza Zadno.
99.1	Press release of PROCEPT BioRobotics Corporation, dated July 24, 2025.
104	Cover Page Interactive Data File, formatted in Inline XBRL.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCEPT BIOROBOTICS CORPORATION

July 24, 2025	By:	/s/ Alaleh Nouri
Alaleh Nouri
Chief Legal Officer and Secretary